Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (“AT&T 2004 Long Term Incentive Plan”) of our reports dated March 5, 2004 relating to the financial statements and financial statement schedule of AT&T Corp. (“AT&T”), which appears in AT&T’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
May 24, 2004